UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 14, 2009

FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Maryland	000-50728	52-1627106
(State of Incorporation)	(Commission File No.)	( IRS Employer Identification No.)

c/o Steben & Company, Inc.
2099 Gaither Road, Suite 200
Rockville, Maryland 20850
(Address of Principal Executive Office)(zip code)

(240) 631-9808
Registrant telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS.

Effective December 14, 2009, Mr. John Grady joined Steben & Company, Inc. as General Counsel and Chief Compliance Officer, replacing Mr. Brian Hull who was serving as interim CCO.  Mr. Grady is an attorney with over 20 years of legal and business experience relating to the investment management industry.  Mr. Grady received his JD from The University of Pennsylvania Law School in 1985 and received his Bachelor of Arts, magna cum laude, from Colgate University in 1982. After graduating from law school, Mr. Grady was an attorney in private practice, and was a partner with Morgan, Lewis LLP in the firm’s DC and Philadelphia offices from 1995 - 2001.  Prior to joining Steben, Mr. Grady was President of Arcady Investment Consulting LLP, an investment consulting firm, and represented funds, advisers and brokerage firms.  Before that, he served as Senior Advisor to Coil Investment Group, a Stavanger, Norway-based investment firm.  Mr. Grady was chief executive officer of the Nationwide Funds Group (2006-2008); before that, he founded and served as chief executive officer of Constellation Investment Management Company, L.P. (2004 - 2006), and was the chief operating officer for Turner Investment Partners (2001 - 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Futures Portfolio Fund, Limited Partnership

By: Steben & Company, Inc.

General Partner

Date: December 16, 2009

By:

_____/s/ Ken Steben_______________________________

Kenneth E. Steben

President of the General Partner